Exhibit 32.1
Certification of Chief Executive Officer
     In connection with the Quarterly Report of Altra Industrial Motion, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Hurt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 10, 2006	By:	/s/ Michael L. Hurt

	Name:	Michael L. Hurt
	Title:	Chief Executive Officer